UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2015

SS&C Technologies Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Lamberton Road

Windsor, CT 06095

(Address of principal executive offices, including zip code)

(860) 298-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On July 8, 2015, in connection with the closing of SS&C Technologies Holdings, Inc.’s (“SS&C”) previously announced offering of $600 million aggregate principal amount of its 5.875% Notes due 2023 (the “Notes”), SS&C entered into an indenture (the “Indenture”) with certain of SS&C’s subsidiaries (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors on a senior unsecured basis (the “Guarantees”). The Notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws, and were offered only to qualified institutional buyers under Rule 144A under the Securities Act and outside the Unites States in compliance with Regulation S under the Securities Act.

The terms of the Notes are governed by the Indenture, which contains covenants that, among other things, limit SS&C’s ability and the ability of certain of its subsidiaries to, subject to certain exceptions, incur additional indebtedness, declare or pay dividends, repurchase or redeem stock, make certain investments, sell assets, consolidate, merge, liquidate or dissolve, enter into transactions with affiliates or incur liens. The Indenture also contains customary events of default. Indebtedness under the Notes may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The description above does not purport to be complete and is qualified in its entirety by the Indenture filed hereto as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the Notes, SS&C entered into a Registration Rights Agreement, dated July 8, 2015, by and among SS&C, the Guarantors and the representatives of the initial purchasers of the Notes named therein (the “Registration Rights Agreement”), which provides the holders of the Notes certain rights relating to the registration of the Notes under the Securities Act. Pursuant to the Registration Rights Agreement, SS&C has agreed to conduct a registered exchange offer for the Notes or, under certain circumstances, to file and cause to become effective a shelf registration statement providing for the resale of the Notes. If SS&C fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages in the form of additional interest to holders of the Notes.

The description above does not purport to be complete and is qualified in its entirety by the Registration Rights Agreement filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Credit Agreement

On July 8, 2015, SS&C Technologies Holdings, Inc., SS&C Technologies, Inc., SS&C European Holdings S.a R.L, SS&C Technologies Holdings Europe S.a R.L., and certain of SS&C’s subsidiaries, entered into a credit agreement (the “Credit Agreement”), with Deutsche Bank AG New York Branch acting as administrative agent and certain Lenders and L/C Issuers party thereto.

The new senior secured credit facilities (the “New Senior Secured Credit Facilities”) are comprised of a $98 million senior secured term loan A facility made available to our wholly-owned subsidiary, SS&C European Holdings S.a.R.L, a $152 million senior secured term loan A facility made available to our wholly-owned subsidiary, SS&C Technologies Holdings Europe S.a.R.L., a $1.82 billion senior secured term loan B facility made available to SS&C Technologies Inc., a $410 million senior secured term loan B facility made available to SS&C Technologies Holdings Europe S.a.R.L, and a $150 million senior secured revolving credit facility made available to SS&C Technologies, Inc., $25 million of which is available for letters of credit.

The Credit Agreement contains covenants that, among other things, limit SS&C’s ability and the ability of certain of its subsidiaries to, subject to certain exceptions, incur additional indebtedness, declare or pay dividends, repurchase or redeem stock, make certain investments, sell assets, consolidate, merge, liquidate or dissolve, enter into transactions with affiliates or incur liens. The Credit Agreement also contains customary events of default.

Indebtedness under the Credit Agreement may be accelerated in certain circumstances upon an event of default as set forth in the Credit Agreement.

The description above does not purport to be complete and is qualified in its entirety by the Credit Agreement filed hereto as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 8, 2015, SS&C completed the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 2, 2015, by and among Advent Software, Inc., a Delaware corporation (“Advent”), SS&C and Arbor Acquisition Company, Inc., a Delaware corporation and wholly-owned subsidiary of SS&C (“Merger Subsidiary”). Pursuant to the Merger Agreement, Advent was acquired by SS&C through a merger of Merger Subsidiary with and into Advent (the “Merger”), with Advent surviving the Merger as a wholly-owned subsidiary of SS&C (the “Surviving Corporation”). A copy of the press release announcing the completion of this transaction is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Upon the consummation of the Merger (the “Effective Time”), (i) each outstanding share of Advent common stock (“Advent Stock”) was converted into the right to receive $44.25 in cash, without interest (the “Merger Consideration”), (ii) each outstanding stock option, stock appreciation right (“SAR”) and restricted stock unit (“RSU”) relating to shares of Advent Stock that were vested (or became vested in accordance with its terms) as of the Effective Time was cancelled and converted into the right to receive the Merger Consideration with respect to each share of Advent Stock subject to such award (in the case of stock options and SARs, less the applicable exercise price per share of Advent Stock), (iii) each outstanding stock option, SAR and RSU relating to shares of Arbor Stock that were unvested as of the Effective Time was converted into a stock option, SAR or RSU, as applicable, with respect to shares of common stock of SS&C based on the exchange ratio set forth in the Merger Agreement and otherwise continue to be subject to the same terms and conditions applicable to such award and (iv) each outstanding performance-based restricted stock unit (“PSU”) relating to shares of Advent Stock became vested and was settled in cash based on attained performance through the Effective Time.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to SS&C’s Current Report on Form 8-K/A with the U.S. Securities and Exchange Commission (the “SEC”) on February 2, 2015, and which is incorporated herein by reference.

The funds necessary to consummate the Merger were financed from:

•	commitments and borrowings under new senior secured credit facilities in an aggregate principal amount of $2.63 billion, including syndicated term loans and revolving credit facilities provided by a syndicate of lenders, with Deutsche Bank AG New York Branch acting as administrative agent;

•	approximately $500 million of the net proceeds from the issuance of $600 million aggregate principal amount of the Notes;

•	approximately $400 million of net proceeds from the offering of 12,075,000 shares of SS&C common stock; and

•	cash balances.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 2, 2015, by and among Advent Software, Inc., SS&C Technologies Holdings, Inc. and Arbor Acquisition Company, Inc. incorporated by reference to Exhibit 2.1 to SS&C’s Current Report on Form 8-K/A filed on February 2, 2015.

4.1	Indenture, dated as of July 8, 2015, by and among SS&C Technologies Holdings, Inc., certain of SS&C’s subsidiaries and Wilmington Trust, National Association.

10.1	Registration Rights Agreement, dated as of July 8, 2015, by and among SS&C Technologies Holdings, Inc., certain of SS&C’s subsidiaries and the representatives of the initial purchasers named therein.

10.2	Credit Agreement, dated as of July 8, 2015, by and among SS&C Technologies Holdings, Inc., SS&C Technologies, Inc., SS&C European Holdings S.a R.L, SS&C Technologies Holdings Europe S.a R.L., certain of SS&C’s subsidiaries, Deutsche Bank AG New York Branch and certain Lenders and L/C Issuers party thereto.

99.1	Press Release issued by SS&C Technologies Holdings, Inc. dated July 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.
Date: July 8, 2015	By:	/s/ Patrick J. Pedonti
Name: Patrick J. Pedonti
Title: Senior Vice President and Chief Financial Officer